As filed with the U.S. Securities and Exchange Commission on January 11, 2019

Registration Statement No. 333-226345

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Woori Financial Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Woori Financial Group Inc.

(Translation of Registrant’s Name into English)

Republic of Korea	6029	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

51, Sogong-ro, Jung-gu, Seoul 04632, Korea

Telephone: +82-2-2125-2337 / Fax: +82-505-003-2512

(Address and telephone number of Registrant’s principal executive offices)

Woori Bank New York Agency

245 Park Avenue, 43rd Floor

New York, NY 10167

Telephone: (212) 949-1900

(Name, address and telephone number of agent for service)

Copies to:

Yong G. Lee, Esq.

Cleary Gottlieb Steen & Hamilton LLP

Foreign Legal Consultant Office

19F, Ferrum Tower

19, Eulji-ro 5-gil, Jung-gu

Seoul 04539, Korea

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 filed by Woori Financial Group Inc., or the Registrant, a corporation organized under the laws of the Republic of Korea, relates to the Registration Statement on Form F-4 of Woori Bank (Registration No. 333-226345) and is being filed by the Registrant in order to adopt such Registration Statement as its own for all purposes under the U.S. Securities Act of 1933, as amended, or the Securities Act. Such Registration Statement, which was declared effective on November 13, 2018, was filed by Woori Bank on behalf of the Registrant to register the offering of the Registrant’s common stock to Woori Bank’s shareholders under the Securities Act in connection with a meeting of such shareholders held on December 28, 2018 to approve a “comprehensive stock transfer” under Article 360-15 of the Korean Commercial Code, or the Stock Transfer. In the Stock Transfer, which was effected as of January 11, 2019, holders of Woori Bank common stock transferred all of their shares to the Registrant, which was established simultaneously with such transfer, and in return received shares of the Registrant’s common stock. The Stock Transfer was effected to establish the Registrant as the financial holding company of Woori Bank, which became a wholly-owned subsidiary of the Registrant.

EXHIBIT INDEX

Number	Description

5.1	Opinion of Kim & Chang regarding the legality of securities being registered.

23.1	Consent of Kim & Chang (included as part of its opinion filed as Exhibit 5.1 and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seoul, Republic of Korea, on January 11, 2019.

WOORI FINANCIAL GROUP INC.

By:	/S/ TAE-SEUNG SOHN
	Name:	Tae-Seung Sohn
	Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 11, 2019.

Name	Title

/S/ TAE-SEUNG SOHN Tae-Seung Sohn	Chairman and Chief Executive Officer

/S/ KYONG-HOON PARK Kyong-Hoon Park	Deputy President and Principal Financial and Accounting Officer

/S/ SUNG-TAE RO Sung-Tae Ro	Outside Director

/S/ SANG-YONG PARK Sang-Yong Park	Outside Director

/S/ CHANG-HYOUNG CHUNG Chang-Hyoung Chung	Outside Director

/S/ ZHIPING TIAN Zhiping Tian	Outside Director

/S/ DONG-WOO CHANG Dong-Woo Chang	Outside Director

/S/ CHANG-SIK BAE Chang-Sik Bae	Non-Standing Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF WOORI BANK

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of Woori Financial Group Inc. in the United States, in the City of New York, State of New York, on January 11, 2019.

By:	/S/ KIE SOO LEE
Name:	Kie Soo Lee
Title:	General Manager Woori Bank New York Agency